SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013
WATERSTONE FINANCIAL, INC.
 (Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-51507 (Commission File Number)	20-3598485 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53326
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events

On June 6, 2013, the Boards of Directors of Lamplighter Financial, MHC (the "Mutual Holding Company"), Waterstone Financial, Inc. (the "Company"), and WaterStone Bank SSB (the "Bank") each unanimously adopted the Plan of Conversion and Reorganization of the Mutual Holding Company (the "Plan") pursuant to which the Mutual Holding Company will undertake a "second-step" conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a fully public stock holding company structure. The Mutual Holding Company currently owns approximately 73.5% of the shares of common stock of the Company.

Pursuant to the Plan, (i) the Bank will become a wholly owned subsidiary of a state-chartered stock corporation (the "New Holding Company"), (ii) the shares of common stock of the Company held by persons other than the Mutual Holding Company (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons (excluding shares purchased in the stock offering described below and cash received in lieu of fractional shares), and (iii) the New Holding Company will offer and sell shares of common stock representing the ownership interest of the Mutual Holding Company in a subscription offering.  The Plan is subject to regulatory approval as well as the approval of the depositors of the Bank and the Company's stockholders (including the approval of a majority of the Company's outstanding shares of common stock held by persons other than the Mutual Holding Company).

Shares not subscribed for in the subscription offering would be available for sale in a community offering and, if necessary, in a syndicated community offering or firm commitment underwritten public offering. The number and price of shares to be sold in the offering and the exchange ratio for current stockholders of the Company will be based on an independent appraisal.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference.

The Company announced the adoption of the Plan in a press release dated June 6, 2013.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

2.1	Plan of Conversion and Reorganization of Lamplighter Financial, MHC, dated June 6, 2013

99.1	Press Release dated June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERSTONE FINANCIAL, INC

Date: June 6, 2013	By: /s/ Richard C. Larson
Richard C. Larson
Chief Financial Officer and Senior Vice President
(Duly Authorized Representative)